SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                                Biogen Idec Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                               Alexander J. Denner
                               Richard C. Mulligan
                                 Thomas F. Deuel
                                 David Sidransky
                                    Mayu Sris
                                    Eric Ende
                                 Jeffrey Meckler
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                                 Barberry Corp.
                             Hopper Investments LLC
                                Icahn Offshore LP
                                Icahn Onshore LP
                                Icahn Capital LP
                                   IPH GP LLC
                         Icahn Enterprises Holdings L.P.
                           Icahn Enterprises G.P. Inc.
                                  Beckton Corp.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

     On or about June 3, 2009, Carl Icahn issued a press release in the form attached hereto as Exhibit I and is incorporated herein by reference.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, ALEXANDER J. DENNER, RICHARD C. MULLIGAN, THOMAS F. DEUEL, DAVID SIDRANSKY, MAYU SRIS, ERIC ENDE, JEFFREY MECKLER, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP. , HOPPER INVESTMENTS LLC, ICAHN OFFSHORE LP, ICAHN ONSHORE LP, ICAHN CAPITAL LP, IPH GP LLC, ICAHN ENTERPRISES HOLDINGS L.P., ICAHN ENTERPRISES G.P. INC., BECKTON CORP. (COLLECTIVELY, THE "PARTICIPANTS") AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF BIOGEN IDEC INC. FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF BIOGEN IDEC INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN
EXHIBIT II HERETO.

                                                                       EXHIBIT I


For Immediate Release                                       Contact Susan Gordon
June 3, 2009                                                (212) 702-4309


            ICAHN INDICATES THAT BIOGEN BOARD REFUSES TO CLOSE POLLS


New York, NY June 3, 2009. Carl Icahn announced today that Biogen is acting in its usual shareholder unfriendly way by manipulating the annual meeting of shareholders in order the prevent the votes that have been submitted from being counted. They are doing so in order to attempt to keep two of the Icahn nominees from winning seats on the Board. If the Board is successful, Richard Mulligan, a prominent scientist and physician, may be kept from legitimately being elected to the Board. This is a consistent theme of this Board. Do everything possible to keep shareholders from entering into the Board's private club to ensure that shareholders are kept in the dark about what the Board is doing, just as they were about last year's sale process. Mr. Icahn concluded that "shareholders should demand that this Board finally act in their interest instead of just attempting to relect themselves. There is absolutely no reason to adjourn the meeting for hours in order to keep the polls open. Do not let them get away with hijacking the election."

                                                                      EXHIBIT II

                                  PARTICIPANTS

     The participants in the solicitation of proxies (the "Participants") from stockholders of Biogen Idec Inc. ("Biogen" or the "Corporation") include the following: Mr. Carl C. Icahn, Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), Icahn Partners Master Fund LP, a Cayman Islands limited partnership ("Icahn Master"), Icahn Partners Master Fund II LP, a Cayman Islands limited partnership ("Icahn Master II"), Icahn Partners Master Fund III LP, a Cayman Islands limited partnership ("Icahn Master III"), High River Limited Partnership, a Delaware limited partnership ("High River"), Barberry Corp., a Delaware corporation ("Barberry"), Hopper Investments LLC, a Delaware limited liability company ("Hopper"), Beckton Corp., a Delaware corporation ("Beckton"), Icahn Enterprises G.P. Inc., a Delaware corporation ("Icahn Enterprises GP"), Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Enterprises Holdings"), IPH GP LLC, a Delaware limited liability company ("IPH"), Icahn Capital LP, a Delaware limited partnership ("Icahn Capital"), Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore"), Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"), Dr. Alexander J. Denner, Dr. Richard C. Mulligan, Dr. Thomas Deuel, Dr. David Sidransky, Mr. Mayu Sris, Dr. Eric Ende and Mr. Jeffrey Meckler.

     The address of Icahn Partners, High River, Barberry, Hopper, Icahn Enterprises GP, Icahn Enterprises Holdings, Beckton, IPH, Icahn Capital, Icahn Onshore and Icahn Offshore is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601. The address of Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. Mr. Icahn's, Dr. Denner's, Mr. Sris', Dr. Ende's and Mr. Meckler's business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153. Dr. Mulligan's business address is Harvard Gene Therapy Initiative, Harvard Institutes of Medicine, Suite 407, 4 Blackfan Circle, Boston, MA 02115. Dr. Deuel's business address is The Scripps Research Institute, MEM 268, 10550 North Torrey Pines Road, La Jolla, CA 92037. Dr. Sidransky's business address is Johns Hopkins University - Cancer Research Building II, 1550 Orleans Street, Suite 503, Baltimore, MD 21231.

     Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River (collectively, the "Icahn Parties") are entities controlled by Mr. Icahn. Dr. Denner and Mr. Sris. are employees and/or officers and directors of the Icahn Parties and various other entities controlled by Mr. Icahn who may also participate in soliciting proxies from Biogen Stockholders. Dr. Ende and Mr. Meckler are consultants hired by the Icahn Parties. Dr. Denner, Mr. Sris, Dr. Ende and Mr. Meckler do not own beneficially any interest in securities of Biogen. Neither Dr. Denner nor Mr. Sris will receive any special compensation in connection with the solicitation of proxies. In connection with his employment by Mr. Icahn and his affiliated companies, Dr. Denner, among other employees, has a participatory interest in the profits and fees derived by Mr. Icahn and/or his affiliated entities from Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III (collectively, the "Funds"). Because only a portion of such profit interests are distributed and because of their other investments in the Funds, Dr. Denner also has capital accounts in the Funds. Generally, in the aggregate, Dr. Denner's profit interests and capital accounts in the Funds entitle him to less than 2% of the profits generated by the Funds. Dr. Ende and Mr. Meckler are independent consultants retained by the Icahn Parties to solicit proxies and provide consulting services relating to this solicitation, and another solicitation of proxies by the Icahn Parties, as well as general consulting services relating to other investments by the Icahn Parties. Assuming the Annual Meeting of Biogen and the annual meeting relating to the other solicitation are each held in May and further assuming each contest is successful, the consulting agreements referenced herein may provide for payments to Dr. Ende and Mr. Meckler of up to approximately $325,000 in the aggregate.

     None of Dr. Richard C. Mulligan, Dr. Thomas Deuel or Dr. David Sidransky own beneficially any interest in the securities of Biogen. Each of Dr. Richard
C. Mulligan, Dr. Thomas Deuel and Dr. David Sidransky have an interest in the election of directors at the Biogen 2009 Annual Meeting of Stockholders pursuant to a Nominee Agreement among each of Dr. Richard C. Mulligan, Dr. Thomas Deuel and Dr. David Sidransky and the Icahn Parties, pursuant to which the Icahn Parties have agreed to pay each of Dr. Richard C. Mulligan, Dr. Thomas Deuel and Dr. David Sidransky a fee of $25,000.

     Barberry is the sole member of Hopper, which is the general partner of High River. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Holdings. Icahn Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Icahn Capital is the general partner of each of Icahn Onshore LP and Icahn Offshore. Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties.

     As of 5:00 p.m. Eastern Standard Time on May 14, 2009, the Icahn Parties may be deemed to beneficially own, in the AGGREGATE, 16,075,256 shares of common stock, par value $.0005 per share, issued by Biogen (the "Shares"), representing approximately 5.57% of the Corporation's outstanding Shares (based upon the 288,541,467 Shares stated to be outstanding as of April 6, 2009 by the Corporation in the Corporation's Proxy Statement filed with the Securities and Exchange Commission on April 27, 2009).

     High River has sole voting power and sole dispositive power with regard to 3,215,051 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 4,532,847 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 5,888,807 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 1,761,077 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 677,474 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

     Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, are deemed to beneficially own the Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, are deemed to beneficially own the Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, are deemed to beneficially own the Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.